Exhibit 99.1

SECTION 906 CERTIFICATION OF
PRINCIPAL EXECUTIVE OFFICER
PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying Quarterly Report on Form 10-Q of Deltagen, Inc. for the quarter ended September 30, 2002, I, William Matthews, Chairman and Chief Executive Officer of Deltagen, Inc., hereby certify pursuant to 18 U.S.C. (S) 1350, as adopted pursuant to (S) 906 of the Sarbanes-Oxley Act of 2002, that:

(1) such Quarterly Report on Form 10-Q of Deltagen, Inc. for the quarter ended September 30, 2002, fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Quarterly Report on Form 10-Q of Deltagen, Inc. for the quarter ended September 30, 2002, fairly presents, in all material respects, the financial condition and results of operations of Deltagen, Inc.

November 14, 2002

/s/ William Matthews
William Matthews
Chairman and Chief Executive
Officer